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                                  EXHIBIT 10.5

           LETTER OF INTENT BY AND BETWEEN EXSORBET INDUSTRIES, INC.
                         AND LARRY AND MARILYN WOODCOCK

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                             [EXSORBET LETTERHEAD]

                                  May 20, 1996

                           INTENTION TO ACQUIRE STOCK

        This letter will evidence the intention of Exsorbet Industries, Inc. ("Exsorbet"), an Idaho corporation, to acquire from Larry Woodcock and Marilyn Woodcock ("the Woodcocks"), husband and wife, all of the outstanding stock and assets of Larco Environmental Services, Inc. ("Larco"), a Louisiana corporation, upon the terms and conditions stated below. The Woodcocks further evidence their intention to sell all of the outstanding stock of all classes and all assets of Larco to Exsorbet.

                                 STOCK OF LARCO

        Larry Woodcock and Marilyn Woodcock warrant that they are the sole and exclusive owners of all of the outstanding stock of any and all classes of Larco. The Woodcocks have disclosed to Exsorbet that many of the assets of Larco are security for debts of Larco which were incurred in the normal course of the operation of Larco. These debts are debts which will be satisfied by Exsorbet. It is further acknowledged that Larco owns all of the outstanding stock of Larco Environmental Services of Baton Rouge, Inc. and Larco Environmental Services of Texas, Inc. Larco will attempt to cause the dissolution of such corporations prior to closing, with all assets being transferred to Larco. In the event that it is impractical to effectuate such transfer, then it is agreed and understood that Exsorbet may cause such corporations to be dissolved, with a transfer of all assets to Larco.

                                STATUS OF LARCO

        Larco and the Woodcocks warrant and represent that Larco is a corporation organized and existing under the laws of the State of Louisiana, that the corporation is in good standing, and that the corporate charter has not been revoked, suspended, or terminated. They have further disclosed that Larco is not in arrears in the payment of any income or other tax liability for any years ending on or before July 31, 1994, except that the IRS has claimed that Larco has a nominal income tax liability of approximately $30,000 for the fiscal year or years ending July 31, 1992 and/or July 31, 1993, in a recent tax audit, which matter is currently the subject of an appeal. No other material income tax liability is known to exist.

                             AUTHORITY AND APPROVAL

        All signatories to this agreement warrant that they have authority from their respective boards of directors to execute this letter of intent. To the extent that shareholder approval of Exsorbet Industries, Inc. may be required prior to closing, this letter of intent shall be contingent upon obtaining such shareholder approval.


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Letter of Intent
Page 2
May 20, 1996


                      RELIANCE UPON FINANCIAL INFORMATION

        The Woodcocks understand and agree that Exsorbet has relied upon Exsorbet's belief regarding the financial condition of Larco in entering this letter of intent. Both parties understand that Exsorbet and the Woodcocks will be required to perform due diligence work concerning the respective financial conditions of Larco and Exsorbet. Both parties agree to cooperate with the other in connection with providing such information and documentation as is necessary to adequately perform such due diligence work.

                              POOLING OF INTERESTS

        Legal counsel and accountants for the parties, and each of the parties to this agreement, shall work together to assure that the transaction contemplated by this letter of intent qualifies as a pooling of interests as such term is commonly used in the accounting industry.

                                 STOCK EXCHANGE

        As an additional consideration for the transaction, the Woodcocks shall be provided with restricted shares, as defined below, of the common (capital) stock of Exsorbet Industries, Inc. according to the schedule specified in this paragraph. Within a reasonable time after closing, not to exceed ten (10) days, the Company will provide the Woodcocks with certificates representing 1,733,332 shares of restricted common (capital) stock of Exsorbet.

                                RESTRICTED STOCK

        All stock exchanged or provided by Exsorbet Industries, Inc., as part of the consideration for this agreement, will be restricted pursuant to Regulation 144 of the United States Securities and Exchange Commission. The general restriction on transfer of the stock under such regulation is for a period of two years after the stock is issued.

                                STOCK VALUATION

        Exsorbet, its directors, officers, agents, attorneys, and employees have made no representations or warranties as to what the value of the stock to be issued to the Woodcocks pursuant to this agreement shall be at the time of issuance.


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Letter of Intent
Page 3
May 20, 1996



                                     PROXY

        The Woodcocks shall provide the current board of directors of Exsorbet Industries, Inc. with an irrevocable proxy for a period of two years with respect to the voting rights of their shares of stock. The board of directors, as a group, will vote the shares of stock in accordance with the best interest of the corporation as determined by a majority vote of the board of directors. The other members of the board of directors have agreed to take the same action.


                              DIRECTOR NOMINATION

        Exsorbet will, through its board of directors, nominate Larry Woodcock to a position as a director on the board of directors of Exsorbet at the first shareholder's meeting after Exsorbet is able to increase the number of positions on its board of directors. Exsorbet will, no later than fifteen (15) days after the execution of this letter, begin attempts to increase the number of directors on its board of directors.


                               STOCK REGISTRATION

        Exsorbet shall pay the expenses of registration, and provide such information and cooperation as is requested, to register one-third of the shares of stock obtained by the Woodcocks pursuant to the transaction within a reasonable time after closing. Exsorbet shall cause the process for providing information for registration to begin within thirty (30) days after closing. Such registration shall be with the United States Securities & Exchange Commission.

        Exsorbet shall pay the expenses of registration, and provide such information and cooperation as is requested, to register an additional one-third of the shares of stock obtained by the Woodcocks pursuant to the transaction one year after the closing date. Such registration shall be with the United States Securities & Exchange Commission.

        At the end of two years, the two year restrictive legend on sale pursuant to Regulation 144 shall be removed or shall no longer be effective. Therefore, no further registration of the stock at the end of two years shall be required to effectuate a sale of the remaining shares stock at such time. Provided however, that such sale shall otherwise comply with all requirements of the laws and statutes of the United States and of the state where such sale of stock shall occur.



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Letter of Intent
Page 4
May 20, 1996


                              EMPLOYMENT CONTRACTS

        Exsorbet will, contemporaneously with the closing of the transaction or within a reasonable time thereafter, execute employment contracts for a five year time period with the following individuals:

        (a) Damon Woodcock,(1) vice-president of emergency response, salary to be negotiated;

        (b) Keith Smith, vice-president of industrial services, salary to be negotiated;

        (c) Marilyn Woodcock, executive vice president, salary to be negotiated; and

        (d) Larry Woodcock, president of Larco, Inc., salary and other terms to be negotiated in good faith between the parties to achieve all objectives of the parties.

It is specifically understood that the execution of an employment agreement by Larry Woodcock upon mutually acceptable terms shall be a condition precedent to closing.

                                 TAX LIABILITY

        The parties will work together, through accountants and attorneys, to insure that the total tax liability of the Woodcocks is as small as is possible.

                                PERSONAL ASSETS

        The Woodcocks have fixed assets and real estate used by Larco that will be valued at $365,000.00 at closing. The parties agree that a full description of such fixed assets and real estate is impractical at this point. A specific list shall be provided by the Woodcocks as soon as is reasonably practical after the execution of this letter of intent. The Woodcocks shall transfer and convey free, clear, and unencumbered title to all such real estate and assets at closing. The Woodcocks shall be paid the additional sum of $365,000.00 for such real estate and fixed assets.

- --------------------
        (1)It is specifically noted that the term "the Woodcocks" as used in this letter of intent does not include Damon Woodcock.






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Letter of Intent
Page 5
May 20, 1996

                        DEBT PAYMENT AND MUTUAL RELEASES

        It is understood that Larco has $750,000 in short term debt obligations and additional long term debt obligations of approximately $1,750,000. The long term obligations include obligations for future equipment lease payments. A full and complete list of such debts will be provided by the Woodcocks within a reasonable time after execution of this letter of intent. Exsorbet shall cause such debt to be satisfied in a timely fashion. The short term debt shall be satisfied in a timely fashion which is satisfactory to the Woodcocks.

        At closing, Exsorbet will indemnify and hold harmless Larco and the Woodcocks for the debt it is assuming. Such debt includes: (a) the debt obligations of Larco specified in this section; and (b) any other debt or contingent liability of Larco disclosed prior to closing and for which Exsorbet subsequently agrees to become responsible (it being the parties general intent that Exsorbet shall be responsible for all such debts or liabilities except the "Rymel case" as described below); and (c) any contingent debt not known to the Woodcocks or Larco. Exsorbet will further indemnify and hold harmless Larco and the Woodcocks for:

        (a) any and all future obligations of Larco which are entirely incurred after closing; and

        (b) any liability, debt, and obligations of Exsorbet or any of its subsidiaries incurred prior to closing for which the Woodcocks could ultimately become liable or responsible.

        At closing, the Woodcocks shall indemnify and hold harmless Exsorbet for any material debts and obligations known to Larco or the Woodcocks, or which should be known by Larco or the Woodcocks through the use of reasonable accounting procedures, and which were not disclosed prior to closing. The Woodcocks agreement to indemnify Exsorbet for contingent liabilities shall be limited to material contingent liabilities actually known by the Woodcocks and not disclosed and further to indemnify Exsorbet in the defense of the case of Theodore Rymel, et al v. Larco Environmental Services, Inc., a case pending in the United States District Court for the Western District of Louisiana. Such case is a patent related case. It is agreed and understood that the liability of the Woodcocks, if any, in regard to such indemnification shall arise solely after all insurance limits of the Woodcocks are exhausted. The provisions of this letter and of the ultimate agreement between the parties shall not be construed as relieving any insurance company of liability from defending the Woodcocks in such litigation or from being responsible for any judgment ultimately obtained.


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Letter of Intent
Page 6
May 20, 1996


        Prior to closing, the Woodcocks shall provide a list of any material liabilities, as described below, known to the Woodcocks, that Larco might incur at a future time due to prior actions of, or attributable to, Larco. The list shall include any such material contingent liabilities and material contingent obligations of Larco or for which Larco could ultimately become liability, such as being a co-signatory or guarantor of any loan agreements. The list shall further include any pending or threatened litigation and any and all written or oral claims made against Larco or the Woodcocks, in their capacity as officers, directors, or shareholders of Larco. The Woodcocks shall indemnify and hold harmless Exsorbet for any such material contingent liabilities or material contingent obligations known by the Woodcocks, or either of them, prior to closing and which are not disclosed prior to the closing.

                                   INSURANCE

        At closing, Exsorbet agrees to make application for officers liability coverage insuring the Woodcocks against any liability that they might incur as an officer of Larco or of Exsorbet, on such terms and conditions, and containing the same limits of liability and deductible amounts, as Exsorbet provides to its other officers at closing. Exsorbet specifically discloses that it is in the process of obtaining such insurance coverage at the present time and no such insurance policy is presently in effect. However, it is believed that such coverage will be in force prior to the agreed closing date between the parties.

                          OPERATIONS PRIOR TO CLOSING

        The business of Larco will be carried on as usual and both parties agree to use their best efforts to close no later than June 15, 1996, or earlier if all contractual documents and arrangements are prepared, available, and acceptable to the parties.

                                CONFIDENTIALITY

        All parties agree to keep all matters learned concerning operations of the other party, trade secrets, customer or client lists, operating documents, and any other information learned prior to closing completely confidential. The provisions of this paragraph shall have no effect upon information known about another party prior to closing, information which is public information at the time of closing, or information disclosed by the other party after execution of this letter of intent. Furthermore, the provisions of this paragraph shall not prevent Exsorbet for making a news release concerning the signing of this letter of intent or otherwise from complying with mandatory disclosure requirements imposed by the laws and/or regulations of the United States


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Letter of Intent
Page 7
May 20, 1996


of America, the United States Securities and Exchange Commission, the State of Arkansas, the Arkansas Securities Department, the States of Louisiana and
Idaho, and any administrative or regulatory body thereof, or of any other state.

                                  CONSTRUCTION

        This letter of intent and the agreement between the parties shall be construed and interpreted in accordance with the laws and statutes of the State of Louisiana. This letter of intent acts as an obligation of both parties to negotiate in good faith toward a final agreement to be executed on or before June 15, 1996.

                                          LARCO, INC.
                                          a Louisiana corporation



                                          By: /s/ LARRY WOODCOCK
                                              -------------------------------
                                              President



                                          /s/ LARRY WOODCOCK
                                          -----------------------------------
                                          Larry Woodcock
                                          as an individual



                                          /s/ MARILYN WOODCOCK
                                          -----------------------------------
                                          Marilyn Woodcock
                                          as an individual


                                          EXSORBET INDUSTRIES, INC.
                                          an Idaho corporation



                                          By: /s/ ED SCHRADER
                                              -------------------------------
                                              Dr. Ed Schrader
                                              President